CORTEVA agriscience

News Release 1Q 2022

Corteva Reports Strong Results for First Quarter 2022

INDIANAPOLIS, Ind., May 4, 2022 – Corteva, Inc. (NYSE: CTVA) ("Corteva" or the "Company") today reported financial results for the three months ended March 31, 2022.

1Q 2022 Results Overview

	Net Sales	Income from Cont. Ops (After Tax)	EPS
GAAP vs. 1Q 2021	**$4.60B** +10%	**$577M** (6)%	**$0.79** (4)%
	Organic[1] Sales	Operating EBITDA[1]	Operating EPS[1]
NON-GAAP vs. 1Q 2021	**$4.84B** +16%	**$1.04B** +15%	**$0.97** +23%

First Quarter 2022 Highlights

- First quarter 2022 net sales rose 10% versus prior year with gains in both segments. Organic[1] sales increased 16% in the same period with double-digit gains in all regions.
- Seed net sales grew 1% and organic[1] sales increased 7% year over year, with notable gains in both EMEA[2] and Latin America, partially offset by the seasonal timing of seed deliveries in North America[2]. Price was up 8% globally, led by continued execution on the company's price for value strategy and recovery of higher input costs.
- Crop Protection net sales grew 23% and organic[1] sales increased 29%, led by North America[2]. Volume gains were driven by early demand and continued penetration of new products, including Enlist™ and Rinskor™ herbicides and Zorvec™ fungicide. Price gains reflected strong execution across all regions in response to cost inflation.
- GAAP income and earnings per share (EPS) from continuing operations were $577 million and $0.79 per share for the first quarter 2022, respectively. Operating EBITDA[1] was $1.04 billion, a 15% improvement over prior year on strong price execution and volume gains in all regions, partially offset by inflation and currency headwinds. Operating EPS[1] was $0.97 per share, up 23% compared to the same period last year.
- Management affirmed full year 2022 net sales and Operating EBITDA[1] guidance[3]. The Company expects net sales to be in the range of $16.7 billion to $17.0 billion and Operating EBITDA[1] in the range of $2.8 billion to $3.0 billion. The Company adjusted its expectations for Operating EPS[1] for 2022, which is now expected to be in the range of $2.35 to $2.55 per share, reflecting lower average share count.

($ in millions, except where noted)	1Q 2022	1Q 2021	% Change	% Organic[1] Change
Net Sales	**$4,601**	**$4,178**	**10%**	**16%**
North America	$2,005	$1,743	15%	15%
EMEA	$1,582	$1,602	(1)%	12%
Latin America	$650	$518	25%	26%
Asia Pacific	$364	$315	16%	22%

1. Organic Sales, Operating EPS and Operating EBITDA are non-GAAP measures. See page A-5 for further discussion. 2. North America is defined as U.S. and Canada. EMEA is defined as Europe, Middle East and Africa. 3. The Company does not provide the most comparable GAAP measure on a forward-looking basis. See page 5 for further discussion.

1

News Release 1Q 2022 2 _ Company Updates Business Realignment to Accelerate Operational Performance • Company recently announced organizational model changes, moving from a matrix model to a business-unit focused model to align resources and cost structure to the specific needs of each business, enhancing ownership and accountability for customer delivery and operational execution • Tim Glenn was named Executive Vice President, Seed Business Unit, with full ownership in leading the global seed franchise to bring best-in-class solutions to farmers and customers around the world, maximizing yield and profitability • Robert King joined Corteva as Executive Vice President, Crop Protection Business Unit, leading the global crop protection operations, including supply chain and manufacturing, to provide farmers with sustainable and differentiated technologies needed to improve productivity and profitability, protecting overall crop health New Product Pipeline Driving Momentum • During the quarter, the EPA issued updated supplemental labels for Enlist One® and Enlist Duo® herbicides, removing most geographic restrictions for certain species and expanding access to over 98% of the U.S. soybean production area giving farmers access to this critical weed-control technology – providing growers with further confidence in the value of the EnlistTM weed control system as a best-in-class, integrated solution • The Company delivered sales increases on new Crop Protection products – up $180 million versus first quarter 2021, an increase of almost 60%, reflecting continued strong demand for industry-leading technologies such as EnlistTM herbicide, IsoclastTM insecticide and ZorvecTM fungicide Company Takes Actions to Mitigate Food Security Impacts from Humanitarian Crisis, Exits Russian Operations • During the quarter, the Company worked closely with Ukrainian customers to deliver products needed for planting to lessen negative impacts on the current humanitarian crisis • Given the current situation with Russia’s war on Ukraine, the Company has made the decision to withdraw from Russia and, having already paused new sales in the country, is initiating a plan to stop production and business activities • In connection with this announcement and given the war’s impact on global food security, the Company also announced plans to donate seed to Ukraine, Africa and the Middle East region for the 2023 growing season, to lessen the impact on global food production “Corteva delivered a solid start to 2022 with double-digit sales and Operating EBITDA growth in the first quarter reflecting continued execution amidst a challenging macro and geopolitical environment, including the current situation in Eastern Europe. The Company made progress on its strategic initiatives to accelerate performance, including the recently announced business realignment that will enhance simplicity and speed of business. Looking ahead, we expect healthy market fundamentals to continue given record crop prices, strong farm income levels and demand for food globally. We remain committed to bringing industry-leading, sustainable solutions to farmers to drive productivity and ease the current pressure on the global food system.” Chuck Magro Chief Executive Officer

News Release 1Q 2022

Seed Summary

Seed net sales were $2.5 billion in the first quarter of 2022, up slightly compared to the first quarter of 2021. The sales increase was driven by an 8% increase in price. This gain was partially offset by a 1% decline in volumes and a 6% unfavorable currency impact.

The increase in price was driven by strong execution globally, led by EMEA and North America, with corn price up 8% globally. The decline in volume was driven by seasonal timing of deliveries in North America, which was partially offset by strong demand for corn in Brazil. Unfavorable currency impacts were led by the Turkish Lira and the Euro.

Segment Operating EBITDA was $569 million in the first quarter of 2022, down 8% from the first quarter of 2021. Price execution and ongoing cost and productivity actions were more than offset by seasonal timing in North America, higher input and freight costs, the unfavorable impact of currency and the unfavorable year-over-year impact from the remeasurement of an equity investment.

($ in millions, except where noted)	1Q 2022	1Q 2021	% Change	% Organic[1] Change
North America	$1,184	$1,210	(2)%	(2)%
EMEA	$926	$947	(2)%	11%
Latin America	$323	$274	18%	20%
Asia Pacific	$91	$61	49%	58%
Total 1Q Seed Net Sales	**$2,524**	**$2,492**	**1%**	**7%**
1Q Seed Operating EBITDA	**$569**	**$617**	**(8)%**	**N/A**

Crop Protection Summary

Crop Protection net sales were approximately $2.1 billion in the first quarter of 2022 compared to approximately $1.7 billion in the first quarter of 2021. The sales increase was driven by an 18% increase in volume and an 11% increase in price. These gains were partially offset by a 5% unfavorable currency impact and a 1% unfavorable portfolio impact.

The increase in volume was driven by strong early demand for herbicides in North America on supply concerns and continued penetration of new and differentiated products, including Enlist™, Arylex™ and Rinskor™ herbicides and Zorvec™ fungicide. The increase in price was broad-based, with gains in all regions led by North America, and mostly reflected pricing for higher raw material and logistical costs. Unfavorable currency impacts were led by the Turkish Lira and the Euro. The portfolio impact was driven by a divestiture in Asia Pacific.

Segment Operating EBITDA was $491 million in the first quarter of 2022, up 53% from the first quarter of 2021. Pricing and volume gains and productivity actions more than offset the unfavorable impact of currency, higher input costs, including raw material costs, and higher SG&A. Segment operating EBITDA margin improved by 460 basis points versus the prior-year period largely driven by new and differentiated technology.

($ in millions, except where noted)	1Q 2022	1Q 2021	% Change	% Organic[1] Change
North America	$821	$533	54%	54%
EMEA	$656	$655	- %	13%
Latin America	$327	$244	34%	33%
Asia Pacific	$273	$254	7%	13%
Total 1Q Crop Protection Net Sales	**$2,077**	**$1,686**	**23%**	**29%**
1Q Crop Protection Operating EBITDA	**$491**	**$321**	**53%**	**N/A**

3

News Release 1Q 2022 4 2022 Guidance The Company affirmed its previously provided net sales and Operating EBITDA1 guidance3 for the full year 2022. Corteva expects net sales in the range of $16.7 billion to $17.0 billion, which at the mid-point represents expected net sales growth of 8% for the year and organic1 sales growth of 11% for the year. Operating EBITDA1 is expected to be in the range of $2.8 billion to $3.0 billion. The Company adjusted its expectations for Operating EPS1 for 2022, which is now expected to be in the range of $2.35 to $2.55 per share, to reflect lower average share count. The Company is not able to reconcile its forward-looking non-GAAP financial measures to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of its control, such as Significant Items, without unreasonable effort. First Quarter Conference Call The Company will host a live webcast of its first quarter earnings conference call with investors to discuss its results and outlook tomorrow, May 5, 2022, at 9:00 a.m. ET. The slide presentation that accompanies the conference call is posted on the Company’s Investor Events and Presentations page. A replay of the webcast will also be available on the Investor Events and Presentations page. About Corteva Corteva, Inc. (NYSE: CTVA) is a publicly traded, global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the Company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com. Follow Corteva on Facebook, Instagram, LinkedIn, Twitter, and YouTube. Cautionary Statement About Forward-Looking Statements This report contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approvals, market position; capital allocation strategy; liquidity; environmental, social and governance (“ESG”) targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to successfully develop and commercialize Corteva’s pipeline; (ii) failure to obtain or maintain the necessary regulatory approvals for some of Corteva’s products; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) effect of competition and consolidation in Corteva’s industry; (vi) effect of competition from manufacturers of generic products; (vii) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (viii) effect of climate change and unpredictable seasonal and weather factors; (ix) failure to comply with competition and anti-trust laws; (x) capital markets sentiment towards ESG matters (xi) competitor’s establishment of an intermediary platform for distribution of Corteva's products; (xii) impact of Corteva's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xiii) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems; (xiv) effect of volatility in Corteva’s input costs; (xv) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xvi) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xvii) increases in pension and other post-employment benefit plan funding obligations; (xviii) risks related to environmental litigation and the indemnification obligations of legacy EID liabilities in connection with the separation of Corteva; (xix) risks related to Corteva’s global operations; (xx) failure to effectively manage acquisitions, divestitures, alliances cost savings initiatives, and other portfolio actions; (xxi) risks related to COVID-19; (xxii) Corteva’s ability to recruit and retain key personnel; (xxiii) Corteva’s intellectual property rights or defend against intellectual property claims asserted by others; (xxiv) effect of counterfeit products; (xxv) Corteva’s dependence on intellectual property cross-license agreements; (xxvi) other risks related to the Separation from DowDuPont; and (xxvii) risks related to the Russia and Ukraine military conflict. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the “Risk Factors” section of Corteva’s Annual Report on Form 10-K, as modified by subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K.

News Release 1Q 2022 5 Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include organic sales, organic growth (including by segment and region), operating EBITDA, operating earnings per share, and base income tax rate. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page A-5 of the Financial Statement Schedules. Corteva is not able to reconcile its forward-looking non-GAAP financial measures to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the Company’s control, such as Significant Items, without unreasonable effort. For Significant items reported in the periods presented, refer to page A-8 of the Financial Statement Schedules. Beginning January 1, 2020, the Company presents accelerated prepaid royalty amortization expense as a significant item. Accelerated prepaid royalty amortization represents the noncash charge associated with the recognition of upfront payments made to Monsanto in connection with the Company’s non-exclusive license in the United States and Canada for Monsanto’s Genuity® Roundup Ready 2 Yield® Roundup Ready 2 Xtend® herbicide tolerance traits. During the five-year ramp-up period of Enlist E3TM, Corteva is expected to significantly reduce the volume of products with the Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits beginning in 2021, with expected minimal use of the trait platform after the completion of the ramp-up. Organic sales is defined as price and volume and excludes currency and portfolio impacts. Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items. Non-operating (benefits) costs consists of non-operating pension and other post-employment benefit (OPEB) benefits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the Company as pre-tax income or expense. Operating earnings (loss) per share are defined as “earnings (loss) per common share from continuing operations - diluted” excluding the after-tax impact of significant items, the after tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the net gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Base income tax rate is defined as the effective tax rate excluding the impacts of foreign exchange gains (losses), non-operating benefits (costs), amortization of intangibles (existing as of the Separation), mark-to-market gains (loss) on certain foreign currency contracts not designated as hedges, and significant items. ® TM Corteva Agriscience and its affiliated companies. 05/04/2022 Media Contact Kasey Anderson +1 317-337-4478 kasey.anderson@corteva.com Investor Contact Jeff Rudolph +1 302-485-3704 jeff.rudolph@corteva.com